Exhibit 10.17

                          THE ZIEGLER COMPANIES, INC.
                                  STOCK AWARD

     THIS STOCK AWARD, made as of August 17, 2000, is made by THE ZIEGLER COMPANIES, INC. (the "Company") to John J. Mulherin (the "Executive").

     1.   AWARD
          -----

          The Company hereby grants to the Executive 15,000 shares of the common stock of the company (the "Stock Award") pursuant to The Ziegler Companies, Inc. 1998 Stock Incentive Plan. The Stock Award shall not be subject to any restrictions.

     2.   TAX LIABILITY
          -------------

          The Company may require payment of or withhold any tax which it believes is required as a result of the Stock Award. The Executive may satisfy any tax withholding obligations arising with respect to the Stock Award in whole or in part by tendering a check to the Company for any required amount or by election to have the Company withhold the required amounts from other compensation payable to the Executive.

     3.   WISCONSIN AGREEMENT
          -------------------

          This Stock Award has been granted in Wisconsin and shall be construed under the internal laws of that state.

          IN WITNESS WHEREOF, the Company and the Executive have signed this Stock Award and the Executive has agreed to all of its terms, conditions and restrictions, all as of the date first above written.

                              THE ZIEGLER COMPANIES, INC.

                              By:   /s/ John R. Green
                                   --------------------------------
                                   John R. Green, Chairman
                                   Organization and Compensation
                                   Committee

                                   /s/ John J. Mulherin
                                   --------------------------------
                                   John J. Mulherin